EXHIBIT 32.1

CONSOL Energy Inc.

1800 Washington Road

Pittsburgh, Pennsylvania 15241

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, J. Brett Harvey, President and Chief Executive Officer (principal executive officer) of CONSOL Energy Inc. (the “Registrant”), certify that to my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2003 of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, except that the independent auditors of the Registrant have informed the Registrant that they are currently unable to complete a review of the Condensed Financial Statements of the Registrant included in the Report as required by Rule 10-01(d) of Regulation S-X, See Note 15 to the Condensed Financial Statements; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ J. Brett Harvey
Name: J. Brett Harvey
Date: November 19, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to CONSOL Energy and will be retained by CONSOL Energy and furnished to the Securities and Exchange Commission or its staff upon request.